United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2009 (November 6, 2009)
IVEDA CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53285 (Commission File Number)	98-0611159 (IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210
 (Address of principal executive offices) (Zip Code)

(480) 307-8700
(Registrant's telephone number)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 6, 2009, Jody Bisson, a member of the Board of Directors of Iveda Corporation (the "Company"), resigned from Board service for both the Company and its wholly-owned subsidiary, IntelaSight, Inc.  There was no disagreement, as defined in 17 CFR 240.3b-7, between the Registrant and Ms. Bisson at the time of Ms. Bisson's resignation from the Board of Directors.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Iveda Corporation, a Nevada corporation

Dated: November 12, 2009	By:	/s/ David Ly
David Ly, CEO